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                                                                    EXHIBIT 10.7

                                  RAYONIER INC.

I, John P. O'Grady, do hereby certify that I am the Senior Vice President, Administration of Rayonier Inc., and that pursuant to the authority granted me in resolutions adopted by the Compensation and Management Development Committee of the Board of Directors on July 18, 1997, I adopted the following preambles and resolutions:

WHEREAS, Rayonier Inc. (the "Company") maintains the Rayonier Inc. Excess Benefit Plan ("Excess Plan") for the benefit of employees of the Company who are eligible to participate thereunder; and

WHEREAS, pursuant to Section 4.01 of the Plan, the Compensation and Management Development Committee of the Board of Directors (the "Committee") reserves the right to amend the Excess Plan, subject to certain conditions not now relevant; and

WHEREAS, the Committee deems it advisable to amend the Excess Plan to (1) clarify that benefits will be paid from the Excess Plan that would have been payable from the Retirement Plan for Salaried Employees of Rayonier Inc. ("Retirement Plan") upon a change of ownership or management of the company but for the limitations on benefits and pensionable compensation in the Retirement Plan and (2) make other technical changes that the actuary for the Excess Plan deems appropriate;

NOW, THEREFORE, it is

RESOLVED, that the Excess Plan shall be, and hereby is, amended as follows:

1. The first sentence of Section 2.02 is amended by deleting the phrase "or 4.05" and substituting the phrase "4.05, 8.06(c), or 8.06(d)" in its stead.
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2.       Section 2.04(c) is amended by deleting the phrase "determined in accordance with Section 4.10(b) of the Retirement Plan" and substituting the following in its stead:

                  "determined by using the interest rate assumption used by the Pension Benefit Guaranty Corporation for valuing benefits for single employer plans that terminate in the month in which his applicable retirement date under the Retirement Plan is effective, and the 1984 George B. Buck Unisex Mortality Table, 75% male, 25% female."

3. The last sentence of Section 4.03 is amended by deleting the phrase "4.10(b) of the Retirement Plan" and substituting the phrase "2.04(c)" in its stead.

and be it further

RESOLVED, that a proper officer or officers of the Company are hereby authorized and empowered to do or cause to be done all such further acts and things as shall be necessary and proper to implement the foregoing resolution.

Dated:  August 18, 1997                   /s/ John P. O'Grady
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                                                      John P. O'Grady

                                          Senior Vice President, Human Resources